UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014 (February 5, 2014)

GASTAR EXPLORATION INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35211	38-3531640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1331 LAMAR STREET, SUITE 650
HOUSTON, TEXAS 77010
(Address of principal executive offices)

(713) 739-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1-LA/547960.2

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition.

On February 5, 2014, Gastar Exploration Inc. (the "Company") announced its total proved reserves as of December 31, 2013, its 2014 capital budget, preliminary production for the fourth quarter of 2013 and production guidance for 2014. A copy of the Company's press release, dated February 5, 2014, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 2.02, including the press release attached as Exhibit 99.1 and incorporated by reference into this Item 2.02, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified in such filing as being incorporated therein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Items.

The information included below includes certain excerpts from the press release regarding the Company's total proved reserves as of December 31, 2013, its capital budget for 2014 and preliminary production for the fourth quarter of 2013.

Proved Reserves

The Company reported year-end 2013 proved natural gas, oil and condensate and natural gas liquids (“NGLs”) reserves of 327.8 billion cubic feet equivalent (“Bcfe”), or 54.6 million barrels of oil equivalent (“MMBoe”), as estimated in accordance with Securities Exchange Commission (“SEC”) regulations. This represents an increase of 81% over year-end 2012 proved reserves.

Of the total 2013 year-end proved reserves, 55% were natural gas, 27% were condensate and oil and 18% were NGLs, as compared to 72%, 11% and 17%, respectively, for year-end 2012. The pre-tax present value of these reserves, discounted at 10% (PV-10) (a non-GAAP financial measure described below), was $592.5 million, versus $206.8 million at year-end 2012, which reflects growth in reserves, particularly higher value condensate and oil reserves and increased oil and natural gas prices, partially offset by the sale of the Company's East Texas assets. The calculations of the PV-10 value of the Company's proved reserves for 2013 used benchmark average 12-month pricing of $96.78 per barrel of oil and $3.67 per million British thermal unit (“MMBtu”) of natural gas as compared to 2012 prices of $94.71 per barrel of oil and $2.76 per MMBtu of natural gas.

Oklahoma assets represented 32% of proved reserves volumes and 58% of the PV-10 value, with Marcellus Shale assets comprising the remainder of proved reserves and PV-10 value.

Proved undeveloped (“PUD”) reserves at December 31, 2013 accounted for approximately 44% of total proved reserves, compared to approximately 30% at year-end 2012. Proved undeveloped reserves at year-end 2013 were comprised of 49.2 Bcfe (8.2 MMBoe) of Oklahoma PUD reserves with a PV-10 value of $158.6 million and 93.3 Bcfe (15.5 MMBoe) of Appalachian PUD reserves with a PV-10 value of $76.6 million. The Company's Marcellus PUD ratio to proven developed locations was 0.7 in 2013 as compared to 0.6 in 2012.

Information on Reserves and PV-10 Value

For the years ended December 31, 2013 and 2012 future cash inflows were computed using the 12-month un-weighted arithmetic average of the first-day-of-the-month prices for natural gas and oil (the “benchmark base prices”) adjusted by lease in accordance with sales contracts and for energy content, quality, transportation, compression and gathering fees and regional price differentials, relating to the Company’s proved reserves. Benchmark base prices are held constant in accordance with SEC guidelines for the life of the wells but are adjusted by lease in accordance with sales contracts and for energy content, quality, transportation, compression, and gathering fees and regional price differentials. PV-10 Value is a non-GAAP measure and is different than the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which measure will be presented in the Company's upcoming Form 10-K, in that PV-10 Value is a pre-tax number, while the Standardized Measure includes the effect of estimated future income taxes.

2013 Production

Preliminary fourth quarter 2013 average daily production was 55.5 MMcfe, or 9.2 thousand barrels of oil equivalent (“MBoe”), up 30% from the same period in 2012 and down 7% sequentially, primarily due to the sale of the Company’s East Texas assets on October 2, 2013. Condensate and oil, NGL and natural gas production as a percentage of total equivalent production volumes for the fourth quarter of 2013 was 21%, 18% and 61%, respectively, compared to 11%, 13% and 76%, respectively, in the fourth quarter of 2012 and 14%, 15% and 71%, respectively, in the third quarter of 2013.

Higher production volumes in the fourth quarter of 2013 were primarily driven by completion of the West Edmond Hunton Lime Unit (“WEHLU”) acquisition on November 15, 2013 and our horizontal drilling activity in our Hunton Limestone oil play in Oklahoma, partially offset by the sale of our East Texas assets.

For the full-year 2013, preliminary daily production averaged 53.2 MMcfe (8.9 MBoe), an increase of 47% over 2012, while total liquids production increased 54% during that same period.

2014 Capital Budget

The Company's Board of Directors has approved a 2014 capital budget of approximately $192 million, comprised of $146 million of drilling, completion and infrastructure costs, $36 million in leasing costs and $9 million for capitalized interest and administration costs.

In Oklahoma, the Company plans to spud a total of 36 gross (17.1 net) wells in 2014 comprised of 27 gross (9.7 net) non-operated wells primarily located within our current AMI and 9 gross (7.4 net) operated wells, including 2 gross (2.0 net) in the WEHLU. The Company anticipates completing 35 gross Oklahoma wells during 2014. The Company's total capital budget for Oklahoma is approximately $114 million, of which $87 million is for drilling and completion and $27 million is for automatic lease extensions and new leases.

In Appalachia, the Company plans to spud a total of 11 gross (5.5 net) operated wells in 2014, including 10 Marcellus wells and one Utica well. The Company anticipates completing 14 gross (7.0 net) wells, which includes 3 gross (1.5 net) wells that were drilled but not completed in 2013. The Company's operated Utica well test is estimated to spud in April 2014 and be completed early in the third quarter 2014. The Company's budget for Appalachia totals $68 million, of which $59 million is for drilling and completion and $9 million for acreage costs.

The Company exited 2013 with approximately $32 million in available cash and an undrawn $100 million revolving credit facility. The Company expects to fund our 2014 capital program through existing cash balances, internally generated cash flow from operating activities, borrowings under the revolving credit facility or possible debt, preferred or common share issuances.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward looking statements’” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this Current Report. These include risks inherent in natural gas and oil drilling and production activities, including risks related to significant changes in commodities prices or drilling and completion costs, availability of drilling and completion crews and equipment, drilling results, weather, availability and changes in cost of capital, acquisitions or asset reprioritizations and other risks described in Exhibit 99.1, the Company’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. The Company's actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, the Company has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is a list of exhibits furnished as part of this Form 8-K:

Exhibit No.        Description of Document

99.1    Press release dated February 5, 2014, announcing the Company's year end 2013 reserves information and 2014 capital budget, preliminary production for the fourth quarter of 2013 and production guidance for 2014.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014

GASTAR EXPLORATION INC.

By:	/S/ J. RUSSELL PORTER
J. Russell Porter
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

99.1    Press release dated February 5, 2014, announcing the Company's year end 2013 reserves information and 2014 capital budget, preliminary production for the fourth quarter of 2013 and production guidance for 2014.